SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 27, 2002

DiaSys Corporation
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(Exact Name of Registrant as Specified in Charter)


Delaware                        811-3584                           13-4105842
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(State or Other Jurisdiction    (Commission File Number)
(IRS Employer of Incorporation)                          Identification No.)


81 West Main Street, Waterbury, Connecticut                      06702
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(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code: (203) 755-5083
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Table of Contents
                                                              Page


Item 5. Other Events................................................1

Signatures..........................................................2


Exhibit Index

ITEM 5.  OTHER EVENTS

On December 17, 2002 a group of shareholders of DiaSys Corporation (the "Group"), representing approximately 41% of the issued and outstanding common shares of the Company, filed with the Securities and Exchange Commission, an intention to conduct a proxy contest to effect a change in the Company's
Board of Directors.   The Group includes Morris Silverman who is the
Company's largest shareholder and who was elected to the Company's Board of Directors on November 7, 2002.

The formation of this Group is a "Triggering Event" under and as defined by the Company's Shareholder Rights Plan which is designed to defend the Company and its shareholders against an unplanned change of control. The formation of the Group is also a triggering event which automatically terminated the Employment Agreement of Todd M. DeMatteo, the Company's CEO and President. Mr. DeMatteo, without waiving his rights under the termination, was appointed by the Board interim President and CEO to serve at the pleasure of the Board, on the same compensation terms and under the same duties.

The Board of Directors has formed a special committee of independent directors to take the above matters under advisement, and is deciding on how it can best maximize shareholder value. In deciding the Company's position, the special committee has asked the Group for a plan detailing the actions the Group intends to take to maximize shareholder value and otherwise benefit all shareholders.







SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DiaSys Corporation

                                           By: /s/ Todd M . DeMatteo
                                           -------------------------
                                         Todd M. DeMatteo, President
Dated: December 27, 2002

EXHIBIT INDEX

Exhibit Number                 Description
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18                       Press Release dated December 23, 2002
                         DiaSys Reports 13D Filing



















Exhibit 18

NEWS from:                                 H. L. LANZET, INC.
                                  515 Madison Ave. - Suite 5W,
                                           New York, NY 10022
                                    (212) 888-4570 ? Fax: (212) 888-4569


CONTACT:    Todd M. DeMatteo, President/CEO     DeeDee Lanzet/ Gerald Ortsman
                        DiaSys Corp.            H.L. Lanzet, Inc.
                                               (203) 755-5083  (212) 888-4570



DIASYS REPORTS 13D FILING


WATERBURY, CT: December 23, 2002 - DiaSys Corporation (AMEX:DYX), today announced that on December 17, 2002 a group of shareholders (the "Group"), representing approximately 41% of the issued and outstanding common shares of the Company, filed with the Securities and Exchange Commission, an intention to conduct a
proxy contest to effect a change in the Company's Board of Directors.   The
Group includes Morris Silverman who is the Company's largest shareholder and who was elected to the Company's Board of Directors on November 7, 2002.

The formation of this Group is a "Triggering Event" under and as defined by the Company's Shareholder Rights Plan which is designed to defend the Company and its shareholders against an unplanned change of control. The formation of the Group is also a triggering event which automatically terminated the Employment Agreement of Todd M. DeMatteo, the Company's CEO and President. Mr. DeMatteo, without waiving his rights under the termination, was appointed by the Board interim President and CEO to serve at the pleasure of the Board, on the same compensation terms and under the same duties.

The Board of Directors has formed a special committee of independent directors to take the above matters under advisement, and is deciding on how it can best maximize shareholder value. In deciding the Company's position, the special committee has asked the Group for a plan detailing the actions the Group intends to take to maximize shareholder value and otherwise benefit all shareholders.

DiaSys Corporation designs, develops, manufactures and distributes proprietary medical laboratory equipment, consumables and test kits to healthcare laboratories worldwide. Headquartered in Waterbury, CT, the Company operates in Europe through its wholly owned subsidiary based in Wokingham, England and in Pacific Asia through its strategic business partner located in Guangzhou, China.

The foregoing press release includes "forward looking statements" within the meaning of, and made pursuant to, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company or events, or timing of events, relating to the Company to materially differ from those expressed or implied by such forward looking statements. DiaSys refers interested parties to its most recent Annual Report on form 10-KSB and other SEC filings for a complete description of, and discussions about, the Company.










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